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                                  EXHIBIT 11.1

                    CALCULATION OF NET LOSS PER COMMON SHARE

                                                         THREE MONTHS ENDED MARCH 31,
                                                         ----------------------------
                                                              1998           1997
                                                          -----------    -----------
Net loss attributable to common shareholders ..........   $(1,536,761)   $   (40,458)
                                                          ===========    ===========

Weighted average shares outstanding ...................     7,272,106      7,112,010
                                                          ===========    ===========

Basic and diluted net loss per common share ...........   $     (0.21)   $     (0.01)
                                                          ===========    ===========



               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                                ACTUAL        WEIGHTED
                                                ISSUE DATE      SHARES        AVERAGE
                                                -----------   -----------   -----------
Common shares, December 31, 1996 ............                   6,841,177     6,841,177
Issuance of over-allotment shares ...........       1/25/97       375,000       270,833
                                                              -----------   -----------
Common shares, March 31, 1997 ...............                   7,216,177     7,112,010
                                                              ===========   ===========


Common shares, December 31, 1997 ............                   7,225,462     7,225,462
Exercise of stock option ....................      01/09/98        31,655        28,841
Exercise of stock option ....................      01/13/98         3,876         3,359
Restricted stock award ......................      03/06/98        50,000        14,444
                                                              -----------   -----------
Common shares, March 31, 1998 ...............                   7,310,993     7,272,106
                                                              ===========   ===========